AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (herein, together with all Exhibits, "Agreement") is entered in to as of September _6_, 2002 by and between Pro Glass Technologies, Inc., a Nevada corporation ("PGTC") and MicroSignal Corporation, a Pennsylvania corporation ("MSC").

     This Agreement sets forth the terms and conditions upon which MSC will be acquired by PGTC (the "Merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of all outstanding and issued shares of common stock of MSC ("MSC Shares") into 17,051,344 shares of voting $.001 par value common stock of PGTC ("PGTC Common Stock").

     In consideration of the mutual promises and covenants contained herein, MSC and PGTC agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

     "MSC Shareholders" shall mean the shareholders of MSC as of the date of closing.

     "MSC Shares" shall mean the Shares of the Common Stock of MSC to be exchanged for shares of PGTC common stock to the MSC Shareholders.

     "Closing Date" shall mean the date upon which the reorganization shall have occurred in accordance with the terms and conditions set forth herein.

     "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

     "Controlled Group" means all trades or businesses (whether or not incorporated) under common control that, together with MSC, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "GAAP" means generally accepted accounting principles, as the term is defined by the American Institute of Certified Public Accountants under the first standard of reporting under its generally accepted accounting standards.

     "Knowledge" of MSC of or with respect to any matter means that any of the executive officers, directors or managers of MSC has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and "Knowledge" of PGTC of or with respect to any matter means that any of the executive officers, directors, or senior managers of PGTC has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule regulation, order, technical or other standard requirement, judgment or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including judgments.

     "Lien" means any security agreement, financing statement filed with any governmental authority, conditional sale statement filed with any governmental authority, conditional sale or other title retention agreement, any lease consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, casement, rights of way, restrictive covenants leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

     "Reorganization" shall mean the acquisition by PGTC of the MSC Shares in exchange for the PGTC Shares as further defined herein.

     "PGTC Shares" shall mean the Shares of the Common Stock of PGTC to be issued to the MSC Shareholders.

                                    ARTICLE 2
                                     MERGER

     Section  2.1  Plan  and  Agreement  of  Reorganization.  A  plan  of
                   ----------------------------------------
reorganization  is  hereby  adopted  to  as  follows:

     A. Subject to the terms and conditions hereinafter set forth, on the Closing Date, and in the manner hereinafter proved, (i) the MSC Shareholders shall exchange their MSC Shares for the PGTC Shares in the amounts set forth herein and MSC shall cease to exist;

     B. PGTC and MSC, respectively, shall take, or cause to be taken, such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. Such action shall include, but not be limited to, the filing of Articles of Merger with the Nevada and Pennsylvania Secretaries of State. In the event that after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest PGTC or the MSC Shareholders with full title to the securities to be exchanged hereby, the officers and directors of PGTC or the MSC Shareholders, as the case may be, shall take all such necessary action.

     Section  2.2  Effective Date of the Reorganization for Accounting Purposes.
                   ------------------------------------------------------------
The transactions contemplated by this Agreement shall be effective as of a date to be mutually agreed upon for accounting purposes and for all other purposes to the extent permissible by law.

     Section 2.3  Consideration and Basis of Exchange of Shares.  The manner and
                  ---------------------------------------------
basis of exchanging the MSC Shares for the Common Shares of PGTC shall be as follows:

A Total of 17,051,344 shares of PGTC's common stock, $.001 par value (the "PGTC Shares") to be issued as follows:

(a) A Registration Statement on Form SB-2 shall be filed as soon as possible after Closing with the Securities and Exchange Commission (the "SEC") by PGTC which will register 4,262,836 Shares of Common Stock ("Registered Stock") for the benefit of the MSC Shareholders. Upon effectiveness of the Registration Statement, 532,854.5 shares will be released to MSC, to be distributed to the MSC Shareholders. Additional lots of 532,854.5 shares will be released quarterly to MSC for the benefit of the MSC Shareholders over the subsequent seven quarters until all Registered Shares have been delivered to MSC and/or the MSC Shareholders.

(b) The remaining 12,788,508 shares shall be released at a rate of one common share to be issued for each US$.025 of gross revenues of MSC reported after Closing. The amount of shares to be issued under this section shall be calculated and released twice a year, based upon the prior two quarters' reviewed and/or audited financial statements. These shares shall be "restricted" shares and bear appropriate legends.

(c) On the Closing Date, the MSC Shareholders shall deliver to PGTC certificates aggregating 4,596,339 MSC Shares, or 100% of the issued and outstanding MSC Shares, duly endorsed in favor of PGTC with signatures guaranteed; the MSC Shareholders shall be issued, in exchange for the MSC Shares held of record on the Closing Date, an aggregate of 17,051,344 PGTC Shares as described hereinabove. The MSC Shareholders and PGTC agree that the MSC Shares and the PGTC Shares exchanged hereby shall be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act") and all certificates issued under this Agreement shall bear an appropriate legend to such effect except to the extent that certain shares will be registered as described hereinabove. MSC will have received the necessary approval of its shareholders to this transaction.

(d) The PGTC Board of Directors will resign after appointing the following MSC directors at Closing: George C. Parks, Matthew G. McConaghy and Nathan Blumberg.

     Section 2.4  Closing.  Closing of this Agreement shall be held at a date to
                  -------
be mutually agreed upon by the parties at the offices of PGTC, or such other place as the parties may mutually agree. The parties shall exchange such other documents and take such other actions as may be necessary or appropriate for completing the transactions contemplated by the Agreement.

     Section  2.5  Mechanics  for  Closing Merger.  Upon the approval of the MSC
                   ------------------------------
Shareholder, the executed Articles of Merger shall be filed with the Nevada and Pennsylvania Secretaries of State, if required.

     Section  2.6  Further Assurances.  At or after Closing, MSC, at the request
                   ------------------
of PGTC, shall promptly execute and deliver, or cause to be delivered, to PGTC all such documents and instruments, in form and substance satisfactory to PGTC, as PGTC reasonably may request in order to carry out or evidence the terms of this Agreement.

     Section 2.7 PGTC and MSC agree that neither will allow nor implement a reverse stock-split of the common stock of PGTC for a period of twelve months following Closing.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF MSC

     MSC represents and warrants to PGTC, as of the date of this Agreement and as of the Closing, as follows:

     Section  3.1  Organization and Qualification of MSC.   MSC is a corporation
                   -------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. MSC has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and property now owned or leased or operated by it. MSC is qualified to transact business in those jurisdictions wherein its business requires such action.

     Section 3.2 Authority.  MSC has all requisite corporate power and authority
                 ---------
to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by MSC has been duly and validly executed and delivered by MSC, and is a valid and binding obligation of MSC, enforceable against MSC in accordance with its terms.

     Section  3.3  Ownership and Shareholders of MSC.  The shareholder set forth
                   ---------------------------------
on Exhibit 3.3 owns the MSC Shares shown thereon, beneficially and of record, free and clear of all liens. The MSC Shares are not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents or ownership hereof. There are not, and will not at Closing, be more than 105 shareholders of MSC.

     Section  3.4  Subsidiaries.  MSC  has  no  subsidiaries.
                   ------------

     Section  3.5  No Conflicts; Required Consent.  The execution, delivery, and
                   ------------------------------
performance by MSC of this Agreement will not: (i) conflict with or violate any provision of the articles or certificate of incorporation of MSC; (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the MSC Shares or any of the assets or properties owned or leased by MSC; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or other person.

     Section  3.6  Litigation.  There  is  no  litigation  pending  or, to MSC's
                   ----------
knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against MSC or its operations, except as described in
Exhibit 3.6 attached hereto and incorporated herein by this reference, nor, to MSC's knowledge, is there any basis for any such litigation.

     Section  3.7 Compliance with Applicable Legal Requirements.  Conduct by MSC
                  ---------------------------------------------
of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of MSC, proposed to become effective; and MSC has received no notice of any violation by MSC, proposed to become effective; and MSC has received no notice of any violation by MSC of any Legal Requirements applicable to MSC or its activities as currently conducted; and MSC knows of no basis for the allegation of any such violation.

     Section  3.8  Financial  Statements.  MSC  will deliver to PGTC the audited
                   ---------------------
balance sheet and statements of operations of MSC as of December 31, 2000 and 2001. The financial statements will be prepared in accordance with United States GAAP and present fairly the financial position of MSC as of the dates indicated and the results of operations of MSC for the periods ended December 31, 2000 and 2001. In addition, MSC will provide financial statements for the periods ended June 30, 2002 and September 30, 2002 which have been reviewed by its auditor for SEC reporting requirements.

     Section  3.9  Liabilities.  MSC  has no liabilities or obligations, whether
                   -----------
absolute, accrued, contingent, or otherwise, that are not reflected in the Balance Sheet or non-delinquent obligations for ordinary and recurring expenses, including expenses occurring in the ordinary course of business of MSC since the date of the Balance Sheet. Attached as Exhibit 3.9 is a list of all accounts payable of MSC.

     Section  3.10  Tax Returns and Payments.  MSC has filed all federal, state,
                    ------------------------
local and foreign tax returns required to be filed, and has timely paid all taxes, including all federal and state payroll taxes, that have become due and payable, whether or not so shown on any such tax returns, except as shown in
Schedule 3.10. MSC has not received any notice of, nor does MSC have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority except as disclosed in Schedule 3.10. There are no tax audits pending with respect to MSC, and there are no outstanding agreements or waivers by or with respect to MSC, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period except as disclosed in Schedule 3.10.

     Section  3.11  Absence  of  Certain  Changes  or Events.  Since the date of
                    ----------------------------------------
Balance  Sheet  there  has  not  occurred:

     (a) any material and adverse change in the financial condition or operations of MSC;

     (b) any damage, destruction or loss to or of any of the material assets of properties owned or leased by MSC;

     (c) the creation or attachment of any Lien against the Common Stock of MSC;

     (d) any waiver, release, discharge, transfer, or cancellation by MSC of any rights or claims of material value;

     (e) any issuance by MSC of any securities, or any merger or consolidation of MSC with any other Person, or any acquisition by MSC of the business of any other Person;

     (f) any incurrence, assumption or guarantee by MSC of any indebtedness or liability;

     (g) any declaration, setting aside or payment by MSC of any dividends on, or any other distribution with respect to, any capital stock of MSC or any repurchase, redemption, or other acquisition of any capital stock of MSC;

     (h) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of MSC, except in the ordinary course of the administration of MSC, or (B) any increase in the compensation payable to any employee of MSC; or

     (i)  the  entry  by  MSC  into  any  Contract  to  do any of the foregoing.

     Section  3.12  Material  MSC  Contracts.  As  of  the  date of this Plan of
                    ------------------------
Reorganization, MSC does not have, except as discussed in Exhibit 3.12, (i) contracts evidence or evidencing or relating to any liabilities or obligations of MSC, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien or against any properties or assets owned or leased by MSC; (ii) joint venture or partnership Contracts between MSC and any other person; (iii) Contracts limiting the freedom of MSC to engage in or to complete in any activity, or to use or disclose any information in its possession; (iv) any guarantees of indebtedness for any other entity; and (v) any other Contracts to which MSC is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth on other Exhibits hereto, which in aggregate contemplate payments to or by MSC exceeding $5,000 in any twelve-month period (collectively herein as the "Material MSC Contract"). MSC has delivered to PGTC true and complete copies of each of the Material MSC Contracts, including any amendments thereto (or, in the case or oral Material MSC Contracts, a memorandum of such contract) and all Material MSC Contracts are valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than MSC, and MSC has fulfilled when due, or has taken all action necessary to enable it to fulfill when due all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving notice, or the election of any person other then MSC, or any combination thereof) by MSC, nor, to the knowledge of MSC, has there occurred any default (without regard to lapse of time, the giving of notice, or the election of MSC, or any combination thereof) by any other person, under any of the Material MSC Contracts; and (iii) neither MSC nor, to the knowledge of MSC, any other person is in arrears in the performance or satisfaction of its obligation under any of the Material MSC Contracts, and no waiver has been granted by any of the parties thereto.

     Section  3.13 Real Property. As of the date of this Plan of Reorganization,
                   -------------
MSC  does  not  own  any  real  property.

     Section 3.14 Employees.  As of the date of this Plan of Reorganization, MSC
                  ---------
has  four  employees.

     Section 3.15  Books and Records.  All of the books, records and accounts of
                   -----------------
MSC are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. MSC has previously delivered to PGTC true and complete copies of all the minutes and meetings and all other corporate actions of the officers, directors and shareholders of MSC since the date of its incorporation.

     Section  3.16 Certain Interests.  None of MSC or its officers or directors,
                   -----------------
directly or indirectly is, or owns any interest in, or controls, or is an employee, officer or director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of MSC except as set forth in Schedule 3.16.

     Section  3.17  Bank  Accounts.  Exhibit  3.17 sets forth all bank accounts,
                    --------------
brokerage accounts, and safe deposit boxes of any kind maintained by MSC and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them.

     Section  3.18  Changes  in  Circumstances.  MSC has no knowledge of (i) any
                    --------------------------
current condition or state of facts of circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of MSC, or (ii) any Legal Requirements currently in effect from which MSC currently is, or any currently proposed Legal Requirements from which MSC would be, except by reason of any "grandfather" clauses of provisions contained therein, but which would be applicable to PGTC following closing.

     Section  3.19 Accuracy of Information.  None of the written information and
                   -----------------------
documents which have been or will be furnished by MSC or any representatives of MSC to PGTC or any of the representatives of PGTC in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of MSC, MSC has disclosed to PGTC as the purchaser of MSC Interests all material information relating to MSC and its activities as currently conducted.

     Section  3.20 Investment. MSC is acquiring PGTC Common Stock for investment
                   ----------
purposes, and not with a view to distribution or resale thereof in violation of applicable securities Legal Requirements.

     Section 3.21     Compliance with ERISA. MSC does not maintain or contribute
                      ---------------------
to any Plan other than as set forth in Schedule 3.21. MSC and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     Section  3.22     Environmental  Matters.
                       ----------------------

          (a) MSC has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of MSC. MSC is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of MSC.

          (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by MSC or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental

Laws relating to the generation, treatment storage, recycling, transportation, disposal or release of any Hazardous Materials.

          (c) To the best of MSC's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of MSC and no property now or previously owned, leased or used by MSC is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

          (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by MSC and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which MSC would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (e) Neither MSC nor, to the best knowledge of MSC, any previous owner, tenant, occupant or user of any property owned, leased or used by MSC has
(i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except in compliance with all Environmental Laws; nor to the best knowledge of MSC have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of MSC, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except in compliance with all Environmental Laws.

     Section  3.24     Franchises, Patents, Copyrights, Etc.  Schedule 3.24 sets
                       ------------------------------------
forth an accurate and complete list of all franchises, patents, copyrights, trademarks, trade names, trademark registrations, service names, service marks, licenses, formulas and applications therefor owned by MSC or used or required by MSC in the operation of its business, title to each of which is, except as set forth in Schedule 3.24 hereto, held by MSC free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.24, MSC owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle MSC to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that MSC's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of MSC or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and MSC is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in
Schedule 3.24, MSC has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. MSC's proprietary rights are adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Section  3.25     No Materially Adverse Contracts, Etc.  MSC is not subject
                       ------------------------------------
to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of MSC. MSC is not a party to any contract or agreement that has or is expected, in the judgment of MSC's officers, to have any materially adverse effect on the business of MSC.

     Section  3.26     Compliance With Other Instruments, Laws, Etc.  MSC is not
                       --------------------------------------------
in violation of any provision of its certificate of incorporation, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound, or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of MSC.

     Section  3.27     Absence  of  UCC  Financing Statements, Etc.  There is no
                       -------------------------------------------
financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

     Section  3.28     Certain  Transactions.  Except  as  set forth in Schedule
                       ---------------------
3.28, none of the officers, trustees, directors, or employees of MSC is presently a party to any transaction with MSC, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or employee or, to the knowledge of MSC, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any employee has a substantial interest or is an officer, director, trustee or partner.

     Section  3.29     Capitalization.  MSC's  authorized capital stock consists
                       --------------
solely of 10,000,000 shares of Common Stock, $.01 par value per share, of which 4,596,339 fully diluted shares are issued and outstanding and no shares are reserved for issuance upon the exercise or conversion of warrants, options and other rights to purchase or otherwise obtain (by exchange or otherwise) shares of Common Stock. All outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable.

     Section  3.30     Fees/Commissions.  Except  as  set forth in Schedule 3.30
                       ----------------
hereto, MSC has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any Person with respect to the transactions contemplated hereunder.

     Section  3.31     Employees.  MSC has no current labor problems or disputes
                       ---------
which have resulted in, or are reasonably believed by MSC could have, a material adverse effect on the operations, properties or financial condition of MSC.

     Section  3.32     Other  Representations  and  Warranties.  All
                       ---------------------------------------
representations, warranties, and covenants made by MSC in connection with this transaction are true and correct in all material respects, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF PGTC

     PGTC represents and warrants to MSC, as of the date of this Agreement and as of Closing, as follows:

     Section  4.1 Organization and Qualification of PGTC.  PGTC is a corporation
                  --------------------------------------
duly  organized,  validly  existing,  and in good standing under the laws of the

State of Nevada, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. PGTC is duly qualified to do business as a foreign corporation in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

     Section 4.2 Authority.  PGTC has all requisite corporation and authority to
                 ---------
execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by PGTC have been duly and validly authorized by all necessary action on the part of PGTC. This Agreement has been duly and validly executed and delivered by PGTC and is the valid and binding obligation of PGTC, enforceable against PGTC in accordance with its terms.

     Section  4.3  No Conflicts; Required Consents.  The execution, delivery and
                   -------------------------------
performance by PGTC of this Agreement does not and will not: (i) conflict with or violate any provisions of the articles of certificate of incorporation or bylaws of PGTC; (ii) violate any provisions of any Legal Requirements; or (iii) conflict with, violate result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, and Contract or Lien to which PGTC is a party or by which PGTC or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval or authorization, report or other document with, any Governmental Authority or other person.

     Section  4.4  Validity  and Ownership of PGTC Common Stock. The PGTC Common
                   --------------------------------------------
Stock received by the members of MSC at Closing will be validly issued and outstanding, duly paid and nonassessable. The PGTC Common Stock will not be subject to, nor bound or affected by, any proxies, voting agreements, or other restrictions on the ownership thereof.

     Section 4.5 Ownership and Number of Shares of PGTC Common Stock.  There are
                 ---------------------------------------------------
not, and will not at Closing, be more than 1,131,213 outstanding shares of PGTC Common Stock.

     Section  4.6  Subsidiaries.  PGTC  has  three  subsidiaries:  Windshield
                   ------------
Superstore Ltd. ("WS"); Canada Autoglass Warranty Inc. ("CAW") and 765488 Alberta Ltd. ("76 Alberta"). All of the subsidiaries are wholly owned by PGTC and all are being transferred to a buyer at Closing. WS is the operating entity of PGTC and the other two companies are inactive and have no operations. As part of this transaction, PGTC is selling its current operations to its President along with these subsidiaries. A copy of the sales agreement is attached hereto as Exhibit 4.6 and incorporated herein by this reference.

     Section  4.7  Capitalization of PGTC.  The authorized capital stock of PGTC
                   ----------------------
consists of 100,000,000 duly authorized shares of common stock $.001 per share par value, of which 1,131,213 are validly issued and outstanding, fully paid and nonassessable. There are no other authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights or any kind issued or granted by, or binding upon, PGTC to purchase or otherwise acquire any securities of or equity interest in PGTC.
     Section  4.8  Litigation.  There  is  no  litigation  pending  or,  to PGTC
                   ----------
knowledge, threatened, by or before any governmental authority or private arbitration tribunal, against PGTC or its operations, nor, to PGTC knowledge, is there any basis for any such litigation.

     Section  4.9 Liabilities.  Except as disclosed in Exhibit 4.10, PGTC has no
                  -----------
liabilities or obligations, whether absolute, accrued, contingent, or otherwise that have not been disclosed to MSC.

     Section  4.10  Tax  Returns  and Payments.  Except as disclosed in Schedule
                    --------------------------
4.11, PGTC has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. PGTC has not received any notice of, nor does PGTC have any knowledge of, any deficiency or assessment of proposed knowledge of, any deficiency or assessment of proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to PGTC, and there are no outstanding agreements or waivers by or with respect to PGTC, that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period. PGTC makes no representation or warranty concerning whether or not its net operating loss carryforwards will be available for use by MSC following this transaction.

     Section  4.11 Books and Records.  All of the books, records and accounts of
                   -----------------
PGTC are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. PGTC has previously delivered to MSC the complete stock record book of PGTC and true and complete copies of all the minutes and meetings and all other corporate actions of the stockholders, Board of Directors and committees of the Board of Directors of PGTC since the date of its incorporation.

     Section  4.12 Accuracy of Information.  None of the written information and
                   -----------------------
documents which have been or will be furnished by PGTC or any representatives of PGTC to MSC or any of the representatives of MSC in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of PGTC, PGTC has disclosed to MSC as the purchaser of PGTC common stock all material information relating to PGTC and its activities.


                                    ARTICLE 5
                            COVENANTS OF MSC AND PGTC

     Section  5.1  Affirmative  Covenants  of MSC.  Except as PGTC may otherwise
                   ------------------------------
consent  in  writing, between the date of this Agreement and Closing, MSC shall:

     (a) conduct its business only in the usual, regular and ordinary course and in accordance with past practices;

     (b) (1) duly comply with all applicable Legal Requirements; (2) perform all of its obligations under all MSC Contacts without default; and (3) maintain its books, records, and accounts on a basis consistent with past practices;

     (c) (1) give to PGTC its counsel, accountants and other representatives reasonable access during normal business hours to the premises of MSC, all of the assets and properties owned or leased by MSC, MSC's books and records, and MSC's personnel; (2) furnish to PGTC and such representatives all such additional documents (certified by an officer of MSC, if requested), financial information and other information as MSC may from time to time reasonably request and (3) cause MSC's accountants to permit PGTC and its accountants to examine the records and working papers pertaining to MSC's financial statements' provided that no investigation by PGTC of its representatives will affect or limit the scope of any of the representations and warranties of MSC herein or in any other related document;

     (d) use of best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by MSC in order to consummate the transactions contemplated hereby and deliver to PGTC copies, satisfactory in form and substance to PGTC, of such approvals and consents;

     (e) promptly deliver to PGTC true and complete copies of all monthly and quarterly financial statements of MSC and any reports with respect to the activities of MSC which are prepared by or for MSC at any time from the date hereof until Closing; and

     (f) promptly notify PGTC of any circumstances, event or action, by MSC or otherwise, (A) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of MSC in this Agreement or in any Transaction Documents not being true and correct in all material respects.

     Section  5.2  Negative  Covenants  of  MSC.  Except  as  PGTC may otherwise
                   ----------------------------
consent in writing, between the date of this Agreement and Closing, MSC shall not:

     (a)  change  the  character  of  its  business;

     (b) incur any liability or obligation or enter into any Contract except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

     (c) incur, assume or guarantee any indebtedness or liability in respect of borrowed money;

     (d) make any capital expenditure or commitment for capital expenditure exceeding $5,000 for a single project or $10,000 for all projects, whether or not in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

     (e) modify, terminate, or abrogate any Material MSC Contact other than in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

     (f) create or permit the creation or attachment of any Lien against any of the assets or properties owned or leased by it;

     (g) except as otherwise required by this Agreement, prepay any material liabilities or obligations;

     (h) issue any securities, or merge or consolidate with any other person or acquire any of the securities, partnership or joint venture interests, or business of any other person;

     (i) declare, set aside or pay any dividends on, or make any other distribution with respect to, any of its capital stock, or repurchase, redeem, or otherwise acquire any of its capital stock; and

     (j) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

     Section  5.3  Covenants  of  PGTC.  Except  as  MSC  may otherwise agree in
                   -------------------
writing,  between  the  date  of  this  Agreement  and  Closing,  PGTC  shall:

     (a) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by PGTC in order to consummate the transaction contemplated hereby and deliver to MSC copies, satisfactory in form and substance to MSC, of such approvals and consents;

     (b) promptly notify MSC of any circumstance, event or action, by PGTC or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of MSC in this Agreement or in any Transaction Document not being true and correct in all material respects;

     (c) undertake all other actions necessary to put into force and effect this Agreement.

     Section  5.4  Joint Undertakings.  Each of PGTC and MSC shall cooperate and
                   ------------------
exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit Closing to take place on the date provided herein and to raise the satisfaction of conditions to Closing set forth in Article 6. Both parties hereto agree that they will use their best efforts to cause a Form 8-K to be filed with the Securities and Exchange Commission concerning this transaction which Form 8-K will require audited financial statements for MSC and pro forma financial information for the companies as merged.

     Section  5.5  Confidentiality.
                   ---------------

     (a) Any non-public information that PGTC may obtain from MSC in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, PGTC shall not disclose any such information to any third party (other than its directors, officers and employees and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of MSC; provided that (i) PGTC may use and disclose any such information once it has been publicly disclosed (other than by PGTC in breach of its obligations under this Section) or which rightfully has come into the possession of PGTC (other than from MSC) and (ii) to the extent that PGTC may become complied by Legal Requirements to disclose any of such information, PGTC may disclose such information if it shall have used all reasonable efforts, and shall have afforded MSC the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment for the protective order, or other satisfactory assurance of confidential treatment, for the information compelling to be disclosed. In the event of termination of this Agreement, PGTC shall use all reasonable efforts to cause to be delivered to MSC, and retain no copies of, any documents, work papers and other materials obtained by PGTC or on its behalf from MSC, whether so obtained before or after the execution hereof.

     (b) Any non-public information that MSC may obtain from PGTC in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential and, unless and until Closing shall occur, MSC shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of PGTC; provided that (i) MSC may use and disclose any such information once it has been publicly disclosed (other than by MSC in breach of obligations under this Section) or which rightfully has come into the possession of MSC (other than from PGTC) and (ii) to the extent that MSC may become complied by Legal Requirements to disclose any of such information, MSC may disclose such information if it shall have used all reasonable efforts, and shall have afforded PGTC the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, MSC shall use all reasonable efforts to cause to be delivered to PGTC, and retain no copies of, any documents, work papers and other materials obtained by MSC or on its behalf from PGTC, whether so obtained before or after the execution hereof.

     Section 5.6 Publicity.  PGTC and MSC shall each consult with and obtain the
                 ---------
consent of the other before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release of disclosure.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

     Section  6.1  Conditions  to  MSC's Obligations.  The obligations of MSC to
                   ---------------------------------
consummate the transactions contemplated by this Agreement are subject to the following conditions:

     (a) Accuracy of Representations. The representations of PGTC in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except as affected by the transactions contemplated hereby.

     (b) Performance of Agreements. PGTC shall have performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before Closing.

     (c) Officers's Certificate. MSC shall have received a certificate executed by an executive officer of PGTC, dated as of Closing, reasonably satisfactory in form and substance to MSC certifying that the conditions stated in subparagraphs
(a)  and  (b)  of  this  Section  have  been  satisfied.

     (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

     (e) Consents. MSC shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

     (f) Legal Matters Satisfactory to MSC's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related matters shall be reasonably satisfactory to and approved by MSC's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (g) Opinion of Counsel Concerning Organization and Transaction. MSC shall have received from counsel for PGTC a favorable opinion addressed to MSC and dated as of the Closing Date, satisfactory in form and content to MSC, concerning the organization and this transaction.

     Section  6.2  Conditions  to PGTC' Obligations.  The obligations of PGTC to
                   --------------------------------
consummate the transactions contemplated by this Agreement are subject to the following conditions:

     (a) Accuracy of Representations. The representations of MSC in this Agreement or in any Transaction Document shall be true and accurate (in all material respects) at and as of Closing with the same effect as if they were made at and as of Closing, except as afforded by the transactions contemplated hereby.

     (b) Performance of Agreements. MSC shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it at or before closing.

     (c) Officers's Certificate. PGTC shall have received a certificate executed by an executive officer of MSC, dated as of Closing, reasonably satisfactory in form and substance to PGTC, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

     (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not created by any governmental authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

     (e) Consents. PGTC shall have obtained evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals and authorizations required by this Agreement.

     (f) Legal Matters Satisfactory to PGTC Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by PGTC counsel, and such counsel shall have been furnished with such copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (g) Opinion of Counsel Concerning Organization and Transaction. PGTC shall have received from counsel for MSC a favorable opinion addressed to PGTC and dated as of the Closing Date, satisfactory in form and content to PGTC, concerning the organization and this transaction.

                                    ARTICLE 7
                                 INDEMNIFICATION

     Section  7.1  Indemnification  by  MSC  Shareholders.  From  and  after the
                   --------------------------------------
Closing, the MSC Shareholder shall indemnify and hold harmless PGTC, its officers, directors, agents and representatives, and any person claiming by or through any of them as the case my be, from and against any and all losses and related expenses arising out of or resulting from:

     (a) any representations and warranties of MSC in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

     (b) any failure by MSC to perform any of its covenants, agreements or obligations in this Agreement; or

     (c) all undisclosed abilities and obligations relating to, or arising out of activities of MSC during periods prior to Closing.

     Section  7.2  Indemnification  by  PGTC.  From  and after the Closing, PGTC
                   -------------------------
shall indemnify and hold harmless MSC, its officers, directors, agents and representatives, and any person claiming by or through any of them as the case my be, from and against any and all losses and related expenses arising out of or resulting from:

     (a) any representations and warranties of PGTC in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

     (b) any failure by PGTC to perform any of its covenants, agreements or obligations in this Agreement; or

     (c) all undisclosed abilities and obligations relating to, or arising out of activities of PGTC during periods prior to Closing.

     Section  7.3  Indemnification  Against  Third Party Claims.  Promptly after
                   --------------------------------------------
receipt entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any Litigation with respect to any matter referred to Sections 7.1 or 7.2, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto, may provided that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any litigation is brought against any Indemnitee, the Indemnitor shall be entitled to participate in (and at the request of the Indemnitee shall assume) the defense thereof with counsel satisfactory to Indemnitee at the Indemnitor's expense. If the Indemnitor, at the Indemnitee's request, shall assume the defense of any settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

     Section  7.4  Time  and  Manner of Certain Claims.  The representations and
                   -----------------------------------
warranties of PGTC and the Principal Shareholders in this Agreement shall survive Closing; provided, however, that neither PGTC nor the Members shall have any liability under Section 7.1 or 7.2, respectively, unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after Closing, and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

     Section  7.5  Effect  of  de  minimus  Damage  on  Indemnity  by  Principal
                   -------------------------------------------------------------
Shareholders.  The  Members  shall  have  no  indemnity  obligations  under this
Article 7 unless aggregate amount payable by them under this Article 7 is in excess of $10,000.

     Section  7.6  Tax  Effect.  In  calculating amount payable to an Indemnitee
                   -----------
hereunder (i) the amount of the indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and (ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.

                                    ARTICLE 8
                                   TERMINATION

     Section  8.1  Termination Events.  This Agreement may be terminated and the
                   ------------------
transactions  contemplated  hereby  may  be  abandoned:

     (a)  at  any  time,  by  the  mutual  agreement  of  PGTC  and  MSC.

     (b) by either PGTC and MSC, if the other is in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

     (c) by either PGTC or MSC upon written notice to the other, if the transactions contemplated by this Agreement are not consummated on or prior to September 30, 2002, for any reason other than material breach or default by such party of its respective representations, warranties, covenants, agreements or other obligations hereunder.

     Section  8.2 Effect of Termination.  If this Agreement shall be terminated,
                  ---------------------
all obligations of the parties hereunder shall terminate, except for the obligations set forth in section 5.5, 5.6 and 9.3.

                                    ARTICLE 9
                                  MISCELLANEOUS

     Section  9.1 Expenses.  Each party shall pay its own expenses incurred as a
                  --------
result  of  this  transaction.

     Section  9.2  Waiver  and  Modifications.  Any  of  the  provisions of this
                   --------------------------
Agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party. Any of the provisions of this Agreement (including the exhibits and the Agreement of Merger) may be modified at any time prior to and after the vote of the MSC Shareholders by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of the MSC Shareholders shall not be allowed, if in the judgment of the Board of Directors of MSC, it affects materially and adversely the benefits of MSC's Shareholders under this Agreement of Merger. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board of the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

     Section  9.3 Finder commissions.  PGTC and MSC each represents and warrants
                  ------------------
that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this Agreement or by the Agreement of Merger, other than set forth in Exhibit 9.3.

     Section 9.4 Notices.  Any notice request, instruction or other documents to
                 -------
be given hereunder or under the Agreement of Merger by any part to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

     if  to  PGTC,  addressed  to:

     Pro  Glass  Technologies,  Inc.
     #8  3927  Edmonton  Trail  NE
     Calgary  Alberta  T2E  6T1

     with  a  copy  to:

     Claudia  J.  Zaman,  Esq.
     Claudia  J.  Zaman  Attorney  At  Law
     20700  Ventura  Blvd.  Suite  227
     Woodland  Hills  CA  91364

     if  to  MSC,  addressed  to:

     MicroSignal  Corporation
     305  Doubletree  Drive
     Venetia  PA  15367

     with  a  copy  to:

     Fred  Mintz,  Esq.
     Mintz  &  Fraade,  P.C.
     488  Madison  Ave.
     New  York,  NY  10022


     Section  9.5  Abandonment.  At  any  time  before  the effective Date, this
                   -----------
Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of PGTC or MSC or both, notwithstanding approval of this Agreement by the MSC Shareholder or PGTC Shareholders or both.

     Section 9.6 Entire Agreement.  This Agreement and Plan of Merger represents
                 ----------------
the entire agreement between the parties. Any and all oral or written agreements concerning this merger shall be deemed null and void.

     Section 9.6 Governing Law.  This Agreement shall be governed by, construed,
                 -------------
and  enforced  in  accordance  with  the  laws  of  the  State  of  Nevada.

     Section  9.7 Counterparts.  In order to facilitate the filing and recording
                  ------------
of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, PGTC and MSC, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.


                              PRO  GLASS  TECHNOLOGIES,  INC.



                              By:/s/  Frank  Aiello
                                 ------------------
                                 Frank  Aiello,  President



                              MICROSIGNAL  CORP.



                              By:/s/  Matthew  G.  McConaghy
                                 Matthew  G.  McConaghy,  President